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                                                                    EXHIBIT 10.4

                         ALTERRA HEALTHCARE CORPORATION
                             10000 INNOVATION DRIVE
                           MILWAUKEE, WISCONSIN 53226

                       AMENDMENT NO. 8 TO CREDIT AGREEMENT


                                                           As of August 31, 2000



Firstar Bank, National Association
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

                  Alterra Healthcare Corporation, a Delaware corporation (the "Borrower"), hereby agrees with you as follows:

                  1. Definitions. Reference is made to that certain Revolving Credit Agreement dated as of August 19, 1997, as amended through Amendment No. 7 thereto dated July 31, 2000 (the "Credit Agreement") between the Borrower and you (the "Bank"), pursuant to which the Borrower has issued its Note dated June 30, 2000 (the "Original Note"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

                  2. Background. The Borrower has requested that the outstanding loans under the Credit Agreement be converted to (i) a revolving credit facility of up to $5,000,000, and (ii) a term loan in the principal amount of $4,885,000, each maturing on August 31, 2001. The Bank has agreed to such conversion subject to all of the terms and conditions of this Agreement. Any additional loans made pursuant to the Credit Agreement, as amended hereby, together with the unpaid balance of the Original Note, shall be evidenced by two new promissory notes of the Borrower in the forms of Exhibit A (the "Revolver Note") and Exhibit B (the "Term Note", and collectively with the Revolver Note, the "New Notes"), both to be dated as of the date hereof. The Revolver Note and Term Note shall be in the principal amounts of $5,000,000 and $4,885,000 respectively. Each of the New Notes shall be executed by the Borrower and delivered to the Bank against the return of the Original Note to the Borrower. Accrued interest, if any, on the Original Note outstanding on the date of issuance of the New Notes shall be included in interest due on the Revolver Note on the first interest payment date specified therein or in the Credit Agreement, as amended hereby.
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                  3. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof, upon execution and delivery of this Agreement, the Credit Agreement shall be amended, effective as of the date hereof, as follows:

                  (a) All references to the Credit Agreement in the Credit Agreement, the Note and all other documents related thereto shall refer to the Credit Agreement as amended hereby.

                  (b) All references in the Credit Agreement to the Note issued thereunder and the loans evidenced thereby shall refer collectively to the New Notes issued hereunder and the loans evidenced thereby (including the unpaid balance of the Original Note).

                  (c) Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           (a) REVOLVING CREDIT LOANS. From time to time prior
                  to August 31, 2001 or the earlier termination hereof (the "Maturity Date"), the Borrower may borrow from the Bank for working capital and general corporate purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $5,000,000 (the "Revolver Loan Amount") or (ii) if applicable, the Borrowing Base (defined below). All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Revolver Loan Amount (the "Revolver Note"). Although the Revolver Note will be expressed to be payable in the full Revolver Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Revolver Note exceeds the Borrowing Base at any time, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.

                           (b) TERM LOAN. On a date to be agreed upon between
                  the Borrower and Bank, the Borrower may obtain a term loan from the Bank (the "Term Loan"), in the principal amount of $4,885,000 (the "Term Loan Amount", and collectively with the Revolver Loan Amount, sometimes called the "Aggregate Loan Amount"). Repayments of the Term Loan may not be reborrowed hereunder. The Term Loan shall be evidenced by a single promissory note, payable to the order of the Bank in a principal amount equal to the Term Loan Amount (the "Term Note", and collectively with the Revolver Note, sometimes called the "Notes").

                  (d) The date of July 31, 2000 set forth in Section 2(d) of Appendix 1 to the Credit Agreement is hereby amended to August 31,
         2000.
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                  (e) Each mortgage or other security instrument encumbering the real properties and given as security for the New Notes and certain other indebtedness of Borrower to the Bank shall be released in connection with the sale of any such properties, provided that the net proceeds of such sale are paid to the Bank and applied as provided in such mortgage or other security instrument (but regardless of whether all indebtedness secured thereby has been paid in full).

                  (f) The second sentence of Section 2.4 of the Credit Agreement is hereby amended to read as follows:

                  The Borrower will not, without the prior written consent of the Bank, redeem, purchase or retire any of its capital stock (other than (i) the Borrower exchanging capital stock of the Borrower or rights to acquire capital stock of the Borrower ("Stock Rights") for other capital stock of the Borrower or Stock Rights; and (ii) the redemption of Stock Rights issued pursuant to the Borrower's stockholder rights plan ("poison pill"), as amended from time to time, pursuant to such plan, provided that such redemption payments do not exceed, in the aggregate $250,000) or pay dividends or make other payments or distributions of a similar nature (other than (i) the dividend or distribution of shares of capital stock of the Borrower or of Stock Rights or (ii) pay-in-kind dividends payable in connection with the proposed equity transaction referred to in
                  Section 4.1(i) below).

                  4. Acknowledgement of Cross-Default. Bank hereby acknowledges and agrees that a default under that certain Promissory Note dated September 30, 1999 executed by Borrower in favor of Manor Care of America, Inc. in the original principal sum of $3 million (the "Manor Care Note") shall not constitute a default hereunder provided that (i) adequate reserves therefore are maintained on Borrower's financial statements and (ii) the Manor Care Note is paid in the amount and at the time Alterra's liability, if any, thereunder is finally resolved.

                  5. Conditions. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective unless and until it has been signed by all parties to the Credit Agreement.

                  6. Representations and Warranties. The Borrower hereby repeats and reaffirms the representations and warranties set forth in Article II of the Credit Agreement. The Borrower also represents and warrants that the execution, delivery and performance of this Agreement and the other documents required hereby are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower; (ii) violate any provision of the articles of incorporation or by-laws of the Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv)

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result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Borrower or any subsidiary pursuant to, any indenture or other agreement or instrument under which the Borrower or any subsidiary is a party or by which it or its properties may be bound or affected. This Agreement constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Borrower or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

                  7. Confirmation of Agreements. Except as expressly provided above, the Credit Agreement shall remain in full force and effect. This Agreement does not constitute a waiver or Agreement of any term, condition or covenant in the Credit Agreement other than as specifically set forth above. Nothing contained in this Agreement or in any other document, or any course of dealing with the Borrower, shall be construed to imply that there is any agreement by the Bank to provide any waiver or agree to any Agreement in the future. This Agreement shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Bank of the Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Borrower, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Borrower or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Bank expressly reserves all of its rights and remedies with respect to the Borrower and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security. This is an amendment and not a novation. The Borrower acknowledges and agrees that the obligations under the Credit Agreement, as amended hereby, and New Notes exist and are owing with no offset, defense or counterclaim assertible by the Borrower and that the Credit Agreement, as amended hereby, and the New Notes are valid, binding and fully enforceable according to their respective terms.

                  8. Miscellaneous. The Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Agreement including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Bank, whether or not any transaction contemplated by this Agreement is consummated. The provisions of this Agreement shall inure to the benefit of any holder of the New Notes, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Agreement and the making of the loans under the Credit Agreement, as so amended. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Agreement.
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                  If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Borrower.

                                Very truly yours,

                                ALTERRA HEALTHCARE CORPORATION

(Corporate Seal)

                                By:          /s/ Mark W. Ohlendorf
                                    --------------------------------------------
                                    Title: Mark W. Ohlendorf, Sr. Vice President
                                    and Chief Financial Officer



                  Agreed to as of the date first above written.

                                FIRSTAR BANK, NATIONAL
                                   ASSOCIATION



                                By:          /s/ Dale L. Welke
                                    -----------------------------------
                                    Title:   Vice President